Filed in the Office of	Business Number E2919952019-8
Barbara K. Cegavske	Filing Number 20211617226
Secretary of State State Of Nevada	Filed On 7/16/2021 11:29:00 AM
	Number of Pages 5

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Correction

NRS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A

(Only one document may be corrected per certificate.)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).
2. Name of document with inaccuracy or defect.
3. Filing date of document with inaccuracy or defect.
4. Brief description of inaccuracy or defect.
5. Correction of inaccuracy or defect.
6. Must be signed by Authorized Signer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State: Allure Worldwide, Inc. Entity or Nevada Business Identification Number (NVID): E2919952019-8
2. Document:	Name of document with inaccuracy or defect: Articles of Incorporation
3. Filing Date:	Filing date of document which correction is being made: 11/18/2019
4. Description:	Description of inaccuracy or defect: Should have been filed as part of a domestication of a Florida corporaiton of the same name.
5. Correction:	Correction of inaccuracy or defect: Domestication packet submitted herewith.
6. Signature: (Required)	X [signature] **Signature** Date

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Domestication

(PURSUANT TO NRS 92A.270)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the name and type of Domestic entity as set forth in its charter documents.
2. Entity name prior to domestication.
3. Enter original filing date and jursidication of un-domesticated entity.
4. Jurisdiction that constituted the principal place of business of the un-domesticated organization, see below.
5. SIGNATURE(S): Must be signed by Authorized Signer. Form will be returned if unsigned.
6. The filing must be submitted with the following:
   - The appropriate formation document for the type of domestic entity.
   - A certified copy of the charter document, or the equivalent, if any, of the undomesticated organization.
   - A certificate of good standing, or the equivalent, from the jurisdiction where the undomesticated organization was chartered immediately before filing the articles of domestication (within 90 days).
7. If the foreign undomesticated entity is on file a cancellation/dissolution will need to be submitted with the appropriate fees.
8. If the name of the domesticating entity is not available a notarized name consent will need to be submitted.

1. Domestic Entity Information:	Name of Domestic Entity as set forth in its Charter Documents: ALLURE WORLDWIDE, INC Type of Domestic Entity as set forth in its Charter Documents: CORPORATION
2. Prior Name:	Entity Name Before Filing Articles of Domestication: ALLURE WORLDWIDE, INC
3. Original Filing Date and jurisdiction:	Original Jurisdiction of Formation: FLORIDA Original File Date: 09/26/2018
4. Jurisdiction:	Jurisdiction that constituted the principal place of business or central administration of the undomesticated organization, or any other equivalent thereto pursuant to applicable law, immediately before filing the articles of domestication. FLORIDA
5. Signature: (Required)	X [signature] Signature 6/11/21 Date

This form must be accompanied by appropriate fees.

State of Florida
Department of State

I certify from the records of this office that ALLURE WORLDWIDE, INC is a corporation organized under the laws of the State of Florida, filed on September 26, 2018, effective September 21, 2018.

The document number of this corporation is P18000081250.

I further certify that said corporation has paid all fees due this office through December 31, 2020, that its most recent annual report/uniform business report was filed on May 19, 2020, and that its status is active.

I further certify that said corporation has not filed Articles of Dissolution.

Given under my hand and the Great Seal of the State of Florida at Tallahassee, the Capital, this the Fourteenth day of July, 2021


GREAT SEAL OF THE STATE OF FLORIDA
IN GOD WE TRUST

Secretary of State

Tracking Number: 2937018424CU

To authenticate this certificate,visit the following site,enter this number, and then follow the instructions displayed.

https://services.sunbiz.org/Filings/CertificateOfStatus/CertificateAuthentication

Electronic Articles of Incorporation For

P18000081250
FILED
September 26, 2018
Sec. Of State
cmwood

ALLURE WORLDWIDE, INC

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:

ALLURE WORLDWIDE, INC

Article II

The principal place of business address:

18731 SE RIVER RIDGE RD
TEQUESTA, FL. 33469

The mailing address of the corporation is:

18731 SE RIVER RIDGE RD
TEQUESTA, FL. 33469

Article III

The purpose for which this corporation is organized is:

ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is:

100

Article V

The name and Florida street address of the registered agent is:

ROBERT BUBECK
18731 SE RIVER RIDGE RD
TEQUESTA, FL. 33469

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature: ROBERT BUBECK

P18000081250
FILED
September 26, 2018
Sec. Of State
cmwood

Article VI

The name and address of the incorporator is:

ROBERT BUBECK
18731 SE RIVER RIDGE RD

TEQUESTA FL 33469

Electronic Signature of Incorporator: ROBERT BUBECK

I am the incorporator submitting these Articles of Incorporation and affirm that the facts stated herein are true. I am aware that false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S. I understand the requirement to file an annual report between January 1st and May 1st in the calendar year following formation of this corporation and every year thereafter to maintain "active" status.

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:

Title: PRES
ROBERT BUBECK
18731 SE RIVER RIDGE RD
TEQUESTA, FL. 33469

Title: SEC
BENJAMIN DORO
18731 SE RIVER RIDGE RD
TEQUESTA, FL. 33469

Article VIII

The effective date for this corporation shall be:

09/21/2018